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OMB Number 3235-0307
Expires 04/30/03
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              As filed with the Securities and Exchange Commission
                                on April 30, 2003

                                                      1940 Act File No. 811-4256

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940               [ ]

                                 AMENDMENT NO.  20                    [x]

                       ----------------------------------

                      STATE STREET RESEARCH EXCHANGE TRUST
               (Exact Name of Registrant as Specified in Charter)

One Financial Center, Boston, Massachusetts               02111
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's Telephone Number, Including Area Code (617) 357-1200

                             Francis J. McNamara, III
                Managing Director, Secretary and General Counsel
                      One Financial Center, Boston, MA 02111
                     (Name and Address of Agent for Service)

                                    Copy to:

                           Geoffrey R.T. Kenyon, Esq.
                             Goodwin Procter LLP
                                 Exchange Place
                           Boston, Massachusetts 02109

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                      STATE STREET RESEARCH EXCHANGE TRUST

                              EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, shares ("Shares") of beneficial interest of the Registrant's sole series, State Street Research Exchange Fund (the "Fund"), are not being registered under the Securities Act of 1933, as amended (the "1933 Act") since the Registrant is not currently conducting an offer or sale of the Shares to the public. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, the Shares.

Pursuant to General Instruction B2(b) of Form N-1A, a registration statement filed under only the 1940 Act shall consist of the facing sheet of the Form, responses to all items of Parts A and B except Items 1, 2, 3, 5 and 9 of Part A thereof, responses to all items of Part C except Items 23(e) and (i)-(k) and the required signatures.


                                  Part A

                       STATE STREET RESEARCH EXCHANGE FUND

                                 May 1, 2003

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph (b) of Instruction B2 of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
        RISKS

INVESTMENT OBJECTIVE

        The Fund's investment objective is to seek long-term growth of capital and consequent long-term growth of income. This objective cannot be changed without a vote of the shareholders.

IMPLEMENTATION OF INVESTMENT OBJECTIVES AND RELATED RISKS

        In order to achieve this objective the Fund's assets normally will be invested largely in a diversified and supervised portfolio of common stocks, or securities convertible into common stocks, believed by management to have growth potential over the years. However, there may be times when, in management's judgment, the Fund's interests are best served and the long range investment objective most likely to be achieved by having a portion of the Fund's assets in cash or fixed income or other defensive securities, and freedom to so administer the portfolio is retained. Because the Fund invests primarily in stocks, its major risks are those of stock investing, including sudden, unpredictable drops in value and the potential for periods of lackluster performance. The Fund may invest in companies with some international business, and also may invest in foreign companies; therefore, the Fund is subject to the risks associated with international investing.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

MANAGEMENT

INVESTMENT ADVISER

        Registrant's Investment Manager is State Street Research & Management Company, a Delaware corporation, with offices at One Financial Center, Boston, Massachusetts 02111-2690. The Investment Manager is an indirect wholly-owned subsidiary of MetLife, Inc. It, and its predecessor, a Massachusetts partnership having the same name, have been providing investment advice and management to clients since 1927. As of March 31, 2003, State Street Research together with its affiliate SSR Realty managed $44 billion in assets, of which $31 billion represented institutional clients, $7 billion represented retail mutual funds, and $6 billion represented sub-advisory relationships. The Investment Manager is responsible for the Fund's investment and business activities. The advisory fee payable quarterly by Registrant to the Investment Manager is computed as a percentage of the average of the values of the net assets of Registrant as determined at the close of each business day during the quarter at the annual rate of 1/2 of 1% of the value of such net assets. The total investment management fees paid by Registrant to the Investment Manager for the fiscal years ended December 31, 2002, 2001 and 2000 were $1,568,988, $1,898,107 and $2,344,359, respectively, which constitutes 0.50% of the average net assets, annually.

PORTFOLIO MANAGERS

       Jeffrey Lindsey and Edward Dowd are co-portfolio managers of the fund. They have been responsible for the day-to-day management of the fund since January 2003. A managing director, Mr. Lindsey joined the firm in 2002. During the past five years, he has also served as a managing director and senior vice president at Putnam Investments. A vice president, Mr. Dowd joined the firm in 2002. During the past five years he has also served as a vice president at Independent Investment LLC and as an equity research associate at Donaldson, Lufkin & Jenrette.


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ITEM 7. SHAREHOLDER INFORMATION

PRICING OF FUND SHARES

       The net asset value of the shares of the Fund is determined once daily as of the close of the NYSE, usually 4:00 p.m. eastern time, Monday through Friday, on each day during which the NYSE is open for unrestricted trading. The NYSE is currently closed for Martin Luther King, Jr. Day, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

       In response to unusual market, political or other conditions, the fund may open for business and calculate its net asset value on days and at times that are different than described above.

       The net asset value per share of the Fund is computed by dividing the sum of the market value of the securities held by the Fund plus any cash or other assets minus all liabilities by the total number of outstanding shares of the Fund at such time. Any expenses, except for extraordinary or nonrecurring expenses, borne by the Fund, including the investment management fee payable to the Investment Manager, are accrued daily.

       In determining the values of the portfolio assets, the Trustees utilize one or more pricing services to value certain securities for which market quotations are not readily available on a daily basis. The pricing services may provide prices determined as of times prior to the close of the NYSE.

PURCHASE OF FUND SHARES

       Registrant is not currently conducting an offer or sale of any of its Shares.

REDEMPTION OF FUND SHARES


       A Shareholder has the right to redeem his Shares by delivering to the Fund either his certificates, or an instrument of transfer if no certificates have been issued, in good order for transfer, with a separate written request for redemption. Redemption is made at the net asset value next computed after such delivery. Payment for Shares surrendered for redemption is made within seven days. The Fund may suspend the right of redemption or postpone the date of payment of a redemption or redemptions during any period when trading on the New York Stock Exchange (the "NYSE") is restricted or such Exchange is closed (other than weekends or holidays), or the Securities and Exchange Commission has by order permitted such suspension, or the Board of Trustees has determined an emergency exists making disposal of securities, or determination of the net asset value of the Fund, not reasonably practicable. The Fund reserves the right to pay redemptions in kind with portfolio securities in lieu of cash. In connection with any redemptions paid in kind with portfolio securities, brokerage and other costs may be incurred by the redeeming shareholder in the sale of the securities received.

DIVIDENDS AND DISTRIBUTIONS

       The Board of Trustees determines the amounts of ordinary income and/or capital gains to be distributed to the holders of Shares and the time or times when such distributions will be made. Distributions of net income, exclusive of capital gains, to the extent practicable will be made quarterly. Such dividends are declared in additional Shares with the option to each shareholder to elect to receive the distribution in cash. The Fund's current practice is to retain long-term capital gains and to pay the Federal taxes thereon at corporate capital gains tax rates on behalf of the shareholders.

TAX CONSEQUENCES

       Registrant intends to qualify under those sections of the Internal Revenue Code which provide that Registrant, so long as it so qualifies, will pay no federal income taxes on investment income or on capital gains to the extent they are distributed to Registrant's shareholders.

       Dividends paid out of investment income are taxable to Registrant's shareholders at ordinary income tax rates whether they are taken by Registrant's shareholders in additional shares of Registrant or in cash. In general, such dividends are eligible for the dividends received deduction for corporations. The percentage of Registrant's dividends eligible for such tax treatment may be less than 100% to the extent that less than 100% of the Registrant's gross income may be from qualifying dividends of domestic corporations. Distributions of capital gains, if made, will ordinarily be taxable to Registrant's shareholders at federal capital gain rates regardless of how long the underlying shares of Registrant have been held and regardless of whether they are taken by the shareholder in additional shares of Registrant or in cash.

       Registrant currently follows a policy of distributing substantially all of its net investment income (ordinarily no less than 98% to avoid imposition of an excise tax under the Internal Revenue Code) to its shareholders and of retaining net realized capital gains and paying the Federal tax thereon on behalf of its shareholders. Retention by Registrant of its net realized long-term capital gains and payment of the tax thereon on behalf of shareholders results in each shareholder including in his income tax return his proportionate share of such gains and taking a credit for the payment of the corporate tax thereon and of increasing the tax basis of his shares in Registrant by an amount equal to the difference between his proportionate share of such gains and the amount of the tax paid on his behalf by Registrant.

ITEM 8.   DISTRIBUTION ARRANGEMENTS

       Not Applicable.


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                      STATE STREET RESEARCH EXCHANGE TRUST

                 PART B - STATEMENT OF ADDITIONAL INFORMATION

                     STATE STREET RESEARCH EXCHANGE FUND

                                  May 1, 2003


The following Statement of Additional Information is not a Prospectus. Registrant is not offering securities to the public and maintains no current prospectus. Much of the information contained in this Part B expands upon subjects discussed in Part A.

                                TABLE OF CONTENTS

                                                            Page


General Information and History ...............................2
Investment Policies............................................2
Trustees and Officers.........................................14
Controlling Persons and Principal Holders of Securities.......17
Investment Advisory and Other Services........................18
Portfolio Transactions........................................19
Shares of Beneficial Interest and Other Securities............21
Redemption and Pricing of Securities..........................23
Tax Status....................................................25
Financial Statements..........................................26


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General Information and History

            Registrant's predecessor, State Street Exchange Fund, Inc., was originally incorporated in Massachusetts on December 12, 1984 to become the successor to State Street Exchange Fund (A Limited Partnership) (the "Partnership") which was formed as a limited partnership, and registered with the Securities and Exchange Commission as an open-end, diversified management company, in 1975. Effective May 1, 1985, in accordance with a Plan of Reorganization and Liquidation which was approved by the partners of the Partnership on December 11, 1984, State Street Exchange Fund, Inc. succeeded to the business and operations of the Partnership. Effective May 1, 1989 State Street Exchange Fund, Inc. was reorganized as a Massachusetts business trust and carries on its operations as State Street Research Exchange Fund (the "Fund") (formerly known as State Street Exchange Fund), a series of State Street Research Exchange Trust (the "Trust") (formerly known as State Street Exchange Trust). References to Registrant here also refer, where appropriate, to Registrant's predecessors.

Investment Policies

            Investment Objective and Restrictions

            The Fund's investment objective is to seek long-term growth of capital and consequent long-term growth of income. This objective cannot be changed without a vote of the shareholders. In order to achieve this objective the Fund's assets normally will be invested largely in a diversified and supervised portfolio of common stocks, or securities convertible into common stocks, believed by management to have growth potential over the years. However, there may be times when, in management's judgment, the Fund's interests are best served and the long range investment objective most likely to be achieved by having a portion of the Fund's assets in cash or fixed income or other defensive securities, and freedom to so administer the portfolio is retained. Because the Fund invests primarily in stocks, its major risks are those of stock investing, including sudden, unpredictable drops in value and the potential for periods of lackluster performance. The Fund may invest in companies with some international business, and also may invest in foreign companies, therefore, the Fund is subject to the risks associated with international investing.

            The Fund has no fundamental policy with respect to the issuance of senior securities.

            It is the Fund's policy not to purchase securities on margin or make a short sale of any securities, or purchase or write puts, calls, straddles or spreads except in connection with options on securities and securities indices and options on futures with respect to securities and securities indices.

            It is the Fund's policy not to borrow money except for temporary, emergency or extraordinary purposes and then only up to an amount equal to 10% of its net assets.

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            It is the Fund's policy not to underwrite securities of other issuers except to the extent it may be deemed an "underwriter" when it disposes of restricted securities. In addition, it is Registrant's policy not to purchase or otherwise acquire securities for its portfolio which are deemed by the Board of Trustees to be restricted as to resale if such acquisition would cause more than 10% of the Fund's total assets (taken at market value) to be held in such securities.

            It is the Fund's policy not to make any investment which would cause more than 25% of its total assets, taken at market value, to be invested in any one industry.

            It is the Fund's policy not to make any investment in real property. The Fund has no fundamental policy with respect to investment in real estate mortgage loans.

            It is the Fund's policy not to invest in commodities or commodity contracts except for futures and options on futures with respect to securities and securities indices. (This policy is interpreted to permit transactions in foreign currencies, including forward contracts on foreign currencies, when used as a hedge with respect to a specific foreign security held by the Fund.)

            It is the Fund's policy not to make loans to other persons except that Registrant may make loans of its portfolio securities comprising not more than 10% of its total assets if such loans are fully secured by cash when made. Registrant will lend portfolio securities only when a determination has been made by the Board of Trustees that the net return to the Fund in consideration of lending the securities is reasonable and desirable, that any fee paid to the broker placing such loan is reasonable and based solely upon services rendered, that the lending of such securities is consistent with the Fund's investment objective, and that no affiliate of the Fund or of State Street Research & Management Company (the "Investment Manager") is involved in such lending transaction or is receiving any fees in connection therewith.

            It is the Fund's policy not:

            (a) To purchase oil, gas, or other mineral leases or partnership interests in oil, gas, or other exploration programs;

            (b) To purchase for its portfolio, securities of any issuer (other than the United States or its instrumentalities) if such purchase at the time would cause more than 5% of the total assets of Registrant (taken at market value) to be invested in the securities of such issuer;

            (c) To purchase for its portfolio, securities of any issuer if such purchase at the time thereof would cause more than 10% of any class of securities of such issuer to be held by the Fund;

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            (d)         To make investments for the purpose of exercising
                        control or management of other companies;


            (e) To purchase securities for its portfolio issued by any other investment company;

            (f) To purchase securities of any issuer which has a record of less than three years' continuous operation if such purchase would cause more than 5% of the Fund's total assets (taken at market value) to be invested in the securities of such issuers; provided that any such three year period may include the operation of any predecessor company, partnership, or individual enterprise if the issuer whose securities are to be purchased came into existence as a result of a merger, consolidation, reorganization, or the purchase of substantially all the assets of such predecessor company, partnership, or individual enterprise; or

            (g) To purchase or retain any securities of an issuer if, to the knowledge of the Fund, those officers and Trustees of the Investment Manager who individually own beneficially more than 1/2 of 1% of the shares or securities of such issuer together own beneficially more than 5% of such shares or securities.

            Restricted Securities


            It is the Fund's policy not to make an investment in restricted securities, including restricted securities sold in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities") if, as a result, more than 35% of the Fund's total assets are invested in restricted securities, provided not more than 10% of the Fund's total assets are invested in restricted securities other than Rule 144A Securities.

            Securities may be resold pursuant to Rule 144A under certain circumstances only to qualified institutional buyers as defined in the rule, and the markets and trading practices for such securities are relatively new and still developing; depending on the development of such markets, such Rule 144A Securities may be deemed to be liquid as determined by or in accordance with methods adopted by the Trustees. Under such methods the following factors are considered, among others: the frequency of trades and quotes for the security, the number of dealers and potential purchasers in the market, marketmaking activity, and the nature of the security and marketplace trades. Investments in Rule 144A Securities could have the effect of increasing the level of the Fund's illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing such securities. Also, the Fund may be adversely impacted by the possible illiquidity and subjective valuation of such securities in the absence of an active market for them. Restricted securities that are not resalable under Rule 144A may be subject to risks of illiquidity and subjective valuations to a greater degree than Rule 144A Securities.


            Foreign Investments

            The Fund reserves the right to invest without limitation in securities of non-U.S. issuers directly, or indirectly in the form of American Depositary Receipts ("ADRs")

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            European Depositary Receipts ("EDRs") and Global Depositary Receipts
            ("GDRs"). Under current policy, however, the Fund limits such investments, including ADRs, EDRs and GDRs, to a maximum of 35% of its total assets.

            ADRs are receipts, typically issued by a U.S. bank or trust company, which evidence ownership of underlying securities issued by a foreign corporation or other entity. EDRs are receipts issued in Europe which evidence a similar ownership arrangement. GDRs are receipts issued in one country which also evidence a similar ownership arrangement. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs are designed for use in European securities markets. GDRs are designed for use when the issuer is raising capital in more than one market simultaneously, such as the issuer's local market and the U.S., and have been used to overcome local selling restrictions to foreign investors. In addition, many GDRs are eligible for book-entry settlement through Cedel, Euroclear and DTC. The underlying securities are not always denominated in the same currency as the ADRs, EDRs or GDRs. Although investment in the form of ADRs, EDRs or GDRs facilitates trading in foreign securities, it does not mitigate all the risks associated with investing in foreign securities.

            ADRs are available through facilities which may be either "sponsored" or "unsponsored." In a sponsored arrangement, the foreign issuer establishes the facility, pays some or all of the depository's fees, and usually agrees to provide shareholder communications. In an unsponsored arrangement, the foreign issuer is not involved, and the ADR holders pay the fees of the depository. Sponsored ADRs are generally more advantageous to the ADR holders and the issuer than are unsponsored ADRs. More and higher fees are generally charged in an unsponsored program compared to a sponsored facility. Only sponsored ADRs may be listed on the New York or American Stock Exchanges. Unsponsored ADRs may prove to be more risky due to (a) the additional costs involved to the Fund; (b) the relative illiquidity of the issue in U.S. markets; and (c) the possibility of higher trading costs in the over-the-counter market as opposed to exchange-based trading. The Fund will take these and other risk considerations into account before making an investment in an unsponsored ADR.

            The risks associated with investments in foreign securities include those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments, including the risks of nationalization or expropriation, the possible imposition of currency exchange blockages, higher operating expenses, foreign withholding and other taxes which may reduce investment return, reduced availability of public information concerning issuers and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to domestic issuers. Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of securities of comparable domestic issuers. Errors and delays may also occur in the settlement process for foreign securities.

            It is anticipated that most of the foreign investments of the Fund will consist of securities of issuers in countries with developed economies. However, the Fund may also invest

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            in the securities of issuers in countries with less developed economies as deemed appropriate by the Investment Manager. Such countries include countries that have an emerging stock market that trades a small number of securities and/or countries with economies that are based on only a few industries. To the extent the Fund invests in such securities, it will be subject to a variety of additional risks, including risks associated with political instability, economies based on relatively few industries, lesser market liquidity, high rates of inflation, significant price volatility of portfolio holdings and high levels of external debt in the relevant country.

            Although the Fund may invest in securities denominated in foreign currencies, the Fund values its securities and other assets in U.S. dollars. As a result, the net asset value of the Fund's shares may fluctuate with U.S. dollar exchange rates as well as with price changes of the Fund's securities in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the currencies in which the Fund makes its investments could reduce the effect of increases and magnify the effect of decreases in the prices of the Fund's securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect of magnifying the effect of increases and reducing the effect of decreases in the prices of the Fund's securities in the local markets.

            Currency Transactions

            In order to protect against the effect of uncertain future exchange rates on securities denominated in foreign currencies, the Fund may engage in currency exchange transactions either on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market or by entering into forward contracts to purchase or sell currencies. Although such contracts tend to minimize the risk of loss resulting from a correctly predicted decline in value of hedged currency, they tend to limit any potential gain that might result should the value of such currency increase. In entering a forward currency transaction, the Fund is dependent upon the creditworthiness and good faith of the counterparty. The Fund attempts to reduce the risks of nonperformance by the counterparty by dealing only with established, large institutions with which the Investment Manager has done substantial business in the past.

            The Fund's dealings in forward currency exchange contracts will be limited to hedging involving either specific transactions or aggregate portfolio positions. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed

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            number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are not commodities and are entered into in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Although spot and forward contracts will be used primarily to protect the Fund from adverse currency movements, they also involve the risk that anticipated currency movements will not be accurately predicted, which may result in losses to the Fund. This method of protecting the value of the Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange that can be achieved at some future point in time.


            Derivatives

            The Fund may buy and sell certain types of derivatives such as options, futures contracts, options on futures contracts, and swaps under circumstances in which such instruments are expected by the Investment Manager to aid in achieving the Fund's investment objective. The Fund may also purchase instruments with characteristics of both futures and securities (e.g., debt instruments with

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            interest and principal payments determined by reference to the value of a commodity or a currency at a future time) and which, therefore, possess the risks of both futures and securities investments.

            Derivatives, such as options, futures contracts, options on futures contracts, and swaps enable the Fund to take both "short" positions (positions which anticipate a decline in the market value of a particular asset or index) and "long" positions (positions which anticipate an increase in the market value of a particular asset or index). The Fund may also use strategies which involve simultaneous short and long positions in response to specific market conditions, such as where the Investment Manager anticipates unusually high or low market volatility.

            The Investment Manager may enter into derivative positions for the Fund for either hedging or non-hedging purposes. The term hedging is applied to defensive strategies designed to protect the Fund from an expected decline in the market value of an asset or group of assets that the Fund owns (in the case of a short hedge) or to protect the Fund from an expected rise in the market value of an asset or group of assets which it intends to acquire in the future (in the case of a long or "anticipatory" hedge). Non-hedging strategies include strategies designed to produce incremental income (such as the option writing strategy described below) or "speculative" strategies which are undertaken to profit (i) from an expected decline in the market value of an asset or group of assets which the Fund does not own or (ii) expected increases in the market value of an asset which it does not plan to acquire. Information about specific types of instruments is provided below.

            Futures Contracts. Futures contracts are publicly traded contracts to buy or sell an underlying asset or group of assets, such as a currency, or an index of securities, at a future time at a specified price. A contract to buy establishes a long position while a contract to sell establishes a short position.


            The purchase of a futures contract on an equity security or an index of equity securities normally enables a buyer to participate in the market movement of the underlying asset or index after paying a transaction charge and posting margin in an amount equal to a small percentage of the value of the underlying asset or index. The Fund will initially be required to deposit with the Trust's custodian or the futures commission merchant effecting the futures transaction an amount of "initial margin" in cash or securities, as permitted under applicable regulatory policies.


            Initial margin in futures transactions is different from margin in securities transactions in that the former does not involve the borrowing of funds by the customer to finance the transaction. Rather, the initial margin is like a performance bond or good faith deposit on the contract. Subsequent payments (called "maintenance margin") to and from the broker will be made on a daily basis as the price of the underlying asset fluctuates. This process is known as "marking to market." For example, when the Fund has taken a long position in a futures contract and the value of the underlying asset has risen, that position will have increased in value and the Fund will receive from the broker a maintenance margin payment equal to the increase in value of the underlying asset. Conversely, when the Fund has taken a long position

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            in a futures contract and the value of the underlying instrument has declined, the position would be less valuable, and the Fund would be required to make a maintenance margin payment to the broker.

            At any time prior to expiration of the futures contract, the Fund may elect to close the position by taking an opposite position which will terminate the Fund's position in the futures contract. A final determination of maintenance margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain. While futures contracts with respect to securities do provide for the delivery and acceptance of such securities, such delivery and acceptance are seldom made.

            In transactions establishing a long position in a futures contract, assets equal to the face value of the futures contract will be identified by the Fund to the Trust's custodian for maintenance in a separate account to insure that the use of such futures contracts is unleveraged. Similarly, assets having a value equal to the aggregate face value of the futures contract will be identified with respect to each short position. The Fund will utilize such assets and methods of cover as appropriate under applicable exchange and regulatory policies.

            Options. The Fund may use options to implement its investment strategy. There are two basic types of options: "puts" and "calls." Each type of option can establish either a long or a short position, depending upon whether the Fund is the purchaser or the writer of the option. A call option on a security, for example, gives the purchaser of the option the right to buy, and the writer the obligation to sell, the underlying asset at the exercise price during the option period. Conversely, a put option on a security gives the purchaser the right to sell, and the writer the obligation to buy, the underlying asset at the exercise price during the option period.

            Purchased options have defined risk, that is, the premium paid for the option, no matter how adversely the price of the underlying asset moves, while affording an opportunity for gain corresponding to the increase or decrease in the value of the optioned asset. In general, a purchased put increases in value as the value of the underlying security falls and a purchased call increases in value as the value of the underlying security rises.

            The principal reason to write options is to generate extra income (the premium paid by the buyer). Written options have varying degrees of risk. An uncovered written call option theoretically carries unlimited risk, as the market price of the underlying asset could rise far above the exercise price before its expiration. This risk is tempered when the call option is covered, that is, when the option writer owns the underlying asset. In this case, the writer runs the risk of the lost opportunity to participate in the appreciation in value of the asset rather than the risk of an out-of-pocket loss. A written put option has defined risk, that is, the difference between the agreed upon price that the Fund must pay to the buyer upon exercise of the put and the value, which could be zero, of the asset at the time of exercise.

            The obligation of the writer of an option continues until the writer effects a closing purchase transaction or until the option expires. To secure its obligation to deliver the underlying asset in the case of a call option, or to pay for the underlying asset in the case of a put option, a covered writer is required to deposit in escrow the underlying security or other assets in accordance with the rules of the applicable clearing corporation and exchanges.

            Among the options which the Fund may enter are options on securities indices. In general, options on indices of securities are similar to options on the securities themselves except that delivery requirements are different. For example, a put option on an index of securities does not give the holder the right to make actual delivery of a basket of securities but instead gives the holder the right to receive an amount of cash upon exercise of the option if the value of the underlying index has fallen below the exercise price. The amount of cash received will be equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple. As with options on equity securities or futures contracts, the Fund may offset its position in index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

            A securities index assigns relative values to the securities included in the index and the index options are based on a broad market index. In connection with the use of such options, the Fund may cover its position by identifying assets having a value equal to the aggregate face value of the option position taken.

            Options on Futures Contracts. An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option.

            Limitations and Risks of Options and Futures Activity. The Fund may not establish a position in a commodity futures contract or purchase or sell a commodity option contract for other than bona fide hedging purposes if immediately thereafter the sum of the amount of initial margin deposits and premiums required to establish such positions for such nonhedging purposes would exceed 5% of the market value of the Fund's net assets. The Fund applies a similar policy to options that are not commodities.

            As noted above, the Fund may engage in both hedging and nonhedging strategies. Although effective hedging can generally capture the bulk of a desired risk adjustment, no hedge is completely effective. The Fund's ability to hedge effectively through transactions in futures and options depends on the degree to which price movements in its holdings correlate with price movements of the futures and options.

            Nonhedging strategies typically involve special risks. The profitability of the Fund's non-hedging strategies will depend on the ability of the Investment Manager to analyze both the applicable derivatives market and the market for the underlying asset or group of assets.

            Derivatives markets are often more volatile than corresponding securities markets and a relatively small change in the price of the underlying asset or group of assets can have a magnified effect upon the price of a related derivative instrument.

            Derivatives markets also are often less liquid than the market for the underlying asset or group of assets. Some positions in futures and options may be closed out only on an exchange which provides a secondary market therefor. There can be no assurance that a liquid secondary market will exist for any particular futures contract or option at any specific time. Thus, it may not be possible to close such an option or futures position prior to maturity. The inability to close options and futures positions also could have an adverse impact on the Fund's ability to effectively carry out their derivative strategies and might, in some cases, require the Fund to deposit cash to meet applicable margin requirements. The Fund will enter into an option or futures position only if it appears to be a liquid investment.

            Swaps. The Fund may enter into various forms of swap arrangements with counterparties with respect to interest rates, currency rates or indices, including purchase of caps, floors and collars as described below. In an interest rate swap the Fund could agree for a specified period to pay a bank or investment banker the floating rate of interest on a so-called notional principal amount (i.e., an assumed figure selected by the parties for this purpose) in exchange for agreement by the bank or investment banker to pay the Fund a fixed rate of interest on the notional principal amount. In a currency swap the Fund would agree with the other party to exchange cash flows based on the relative differences in values of a notional amount of two (or more) currencies; in an index swap, the Fund would agree to exchange cash flows on a notional amount based on changes in the values of the selected indices. Purchase of a cap entitles the purchaser to receive payments from the seller on a notional amount to the extent that the selected index exceeds an agreed upon interest rate or amount whereas purchase of a floor entitles the purchaser to receive such payments to the extent the selected index falls below an agreed upon interest rate or amount. A collar combines a cap and a floor.

            The Fund may enter credit protection swap arrangements involving the sale by the Fund of a put option on a debt security which is exercisable by the buyer upon certain events, such as a default by the referenced creditor on the underlying debt or a bankruptcy event of the creditor.

            Most swaps entered into by the Fund will be on a net basis; for example, in an interest rate swap, amounts generated by application of the fixed rate and the floating rate to the notional principal amount would first offset one another, with the Fund either receiving or paying the difference between such amounts. In order to be in a position to meet any obligations resulting from swaps, the Fund will set up a segregated custodial account to hold appropriate liquid assets, including cash; for swaps entered into on a net basis, assets will be segregated having a daily net asset value equal to any excess of the Fund's accrued obligations over the accrued obligations of the other party, while for swaps on other than a net basis assets will be segregated having a value equal to the total amount of the Fund's obligations.

            These arrangements will be made primarily for hedging purposes, to preserve the return on an investment or on a portion of the Fund's portfolio. However, the Fund may, as noted above, enter into such arrangements for income purposes to the extent permitted by the Commodities Futures Trading Commission for entities which are not commodity pool operators, such as the Fund. In entering a swap arrangement, the Fund is dependent upon the creditworthiness and good faith of the counterparty. The Fund attempts to reduce the risks of nonperformance by the counterparty by dealing only with established, reputable institutions. The swap market is still relatively new and emerging; positions in swap arrangements may become illiquid to the extent that nonstandard arrangements with one counterparty are not readily transferable to another counterparty or if a market for the transfer of swap positions does not develop. The use of interest rate swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Investment Manager is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these investment techniques were not used. Moreover, even if the Investment Manager is correct in its forecasts, there is a risk that the swap position may correlate imperfectly with the price of the asset or liability being hedged.

            Repurchase Agreements. The Fund may enter into repurchase agreements. Repurchase agreements occur when the Fund acquires a security and the seller, which may be either (i) a primary dealer in U.S. Government securities or (ii) an FDIC-insured bank having gross assets in excess of $500 million, simultaneously commits to repurchase it at an agreed-upon price on an agreed-upon date within a specified number of days (usually not more than seven) from the date of purchase. The repurchase price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the acquired security. The Fund will only enter into repurchase agreements involving U.S. Government securities. Repurchase agreements could involve certain risks in the event of default or insolvency of the other party, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities. Repurchase agreements will be limited to 30% of the Fund's net assets, except that repurchase agreements extending for more than seven days when combined with any other illiquid securities held by the Fund will be limited to 15% of the Fund's net assets.

            Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements. In a reverse repurchase agreement the Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker or dealer, in return for a percentage of the instrument's market value in cash, and agrees that on a stipulated date in the future the Fund will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed-upon rate. The ability to use reverse repurchase agreements may enable, but does not ensure the ability of, the Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous.

            When effecting reverse repurchase agreements, assets of the Fund in a dollar amount sufficient to make payment of the obligations to be purchased are segregated on the Fund's records at the trade date and maintained until the transaction is settled.

            Temporary and Defensive Investments. The Fund may hold up to 100% of its assets in cash or high-quality debt securities for temporary defensive purposes. The Fund will adopt a temporary defensive position when, in the opinion of the Investment Manager, such a position is more likely to provide protection against adverse market conditions than adherence to the Fund's other investment policies. The types of high-quality instruments in which the Fund may invest for such purposes include money market securities, such as repurchase agreements, and securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, certificates of deposit, time deposits and bankers' acceptances of certain qualified financial institutions and corporate commercial paper, which at the time of purchase are rated at least within the "A" major rating category by Standard & Poor's Corporation ("S&P") or the "Prime" major rating category by Moody's Investor's Service, Inc. ("Moody's"), or, if not rated, issued by companies having an outstanding long-term unsecured debt issued rated at least within the "A" category by S&P or Moody's.

            Securities Lending. The Fund may receive a lending fee and may lend portfolio securities with a value of up to 10% of its total assets. The Fund will receive cash or cash equivalents (e.g., U.S. Government obligations) as collateral in an amount equal to at least 100% of the current market value of the loaned securities plus accrued interest. Collateral received by the Fund will generally be held in the form tendered, although cash may be invested in unaffiliated mutual funds with quality short-term portfolios, securities issued or guaranteed by the U.S.
            Government or its agencies or instrumentalities, repurchase agreements or other similar investments. The investing of cash collateral received from loaning portfolio securities involves leverage which magnifies the potential for gain or loss on monies invested and, therefore, results in an increase in the volatility of the Fund's outstanding securities. Such loans may be terminated at any time.

            The Fund will retain rights to dividends, interest or other distributions, on the loaned securities. Voting rights pass with the lending, although the Fund may call loans to vote proxies if desired. Should the borrower of the securities fail financially, there is a risk of delay in recovery of the securities or loss of rights in the collateral. Loans are made only to borrowers which are deemed by the Investment Manager to be of good financial standing.

            Industry Classifications. In determining how much of the portfolio is invested in a given industry, the following industry classifications are currently used. Industry classifications are subject to change from time to time. Securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities or mixed- ownership Government corporations or sponsored enterprises (including repurchase agreements involving U.S. Government securities to the extent excludable under relevant regulatory interpretations) are excluded. Securities issued by foreign governments are also excluded. Companies engaged in the business of financing will be classified according to the industries of the parent companies or industries that otherwise most affect such financing companies. Issuers of asset-backed pools will be classified as separate industries based on the nature of the underlying assets, such as mortgages and credit card receivables. "Asset-backed--Mortgages" includes private pools of nongovernment-backed mortgages.

Autos & Transportation            Financial Data Processing
----------------------              Services & Systems
Air Transport                     Insurance
Auto Parts                        Miscellaneous Financial
Automobiles                       Real Estate Investment
Miscellaneous                       Trusts
  Transportation                  Rental & Leasing Services:
Railroad Equipment                  Commercial
Railroads                         Securities Brokerage &
Recreational Vehicles &             Services
  Boats
Tires & Rubber
Truckers                          Health Care
                                  -----------
                                  Drugs & Biotechnology
Consumer Discretionary            Health Care Facilities
----------------------            Health Care Services
Advertising Agencies              Hospital Supply
Casino/Gambling,                  Service Miscellaneous
  Hotel/Motel
Commercial Services
Communications, Media &           Integrated Oils
  Entertainment                   ---------------
Consumer Electronics              Oil: Integrated Domestic
Consumer Products                 Oil: Integrated International
Consumer Services
Household Furnishings
Leisure Time                      Materials & Processing
Photography                       ----------------------
Printing & Publishing             Agriculture
Restaurants                       Building & Construction
Retail                            Chemicals
Shoes                             Containers & Packaging
Textile Apparel                   Diversified Manufacturing
  Manufacturers                   Engineering & Contracting
Toys                                Services
                                  Fertilizers
                                  Forest Products
Consumer Staples                  Gold & Precious Metals
----------------                  Miscellaneous Materials &
Beverages                           Processing
Drug & Grocery Store              Non-Ferrous Metals
  Chains                          Office Supplies
Foods                             Paper and Forest Products
Household Products                Real Estate & Construction
Tobacco                           Steel
                                  Textile Products

Financial Services
------------------
Banks & Savings and Loans

Other                         Producer Durables               Technology
----------------              -----------------               ----------
Trust Certificates--          Aerospace                       Communications Technology
  Government Related          Electrical Equipment &          Computer Software
  Lending                       Components                    Computer Technology
Asset-backed--Mortgages       Electronics: Industrial         Electronics
Asset-backed--Credit Card     Homebuilding                    Electronics: Semi-
  Receivables                 Industrial Products               Conductors/Components
Miscellaneous                 Machine Tools                   Miscellaneous Technology
Multi-Sector Companies        Machinery
                              Miscellaneous Equipment
                              Miscellaneous Producer          Utilities
Other Energy                    Durables                      ---------
------------                  Office Furniture & Business     Miscellaneous Utilities
Gas Pipelines                   Equipment                     Utilities: Cable TV & Radio
Miscellaneous Energy          Pollution Control and           Utilities: Electrical
Offshore Drilling               Environmental Services        Utilities: Gas Distribution
Oil and Gas Producers         Production Technology           Utilities: Telecommunications
Oil Well Equipment &            Equipment                     Utilities: Water
  Services                    Telecommunications
                                Equipment

Trustees and Officers

            Under Registrant's Master Trust Agreement, subject to the terms thereof, Registrant's Board of Trustees has general management and control of all the property and affairs of the Fund.

     The Audit Committee of the Board of Trustees held two meetings during the most recently completed fiscal year. The present members of the Audit Committee are Steve A. Garban, Dean O. Morton, Michael S. Scott Morton and James M. Storey. The duties of this Committee include meeting with representatives of the Trust's independent accountants both to review the range of the accountants' activities and to discuss the Trust's system of internal controls. Thereafter, the Committee reports to the Board on the Committee's findings and recommendations concerning internal accounting matters as well as its recommendation for retention or dismissal of the auditing firm.

     The Governance Committee of the Board of Trustees met once during the most recently completed fiscal year. The present members of the Governance Committee are Steve A. Garban, Dean O. Morton, Toby Rosenblatt and Michael
S. Scott Morton. The duties of this Committee include consideration of recommendations on nominations for Trustees, review of the composition of the Board, and recommendations respecting attendance, frequency of meetings, compensation and similar matters. The Governance Committee will consider nominees recommended by shareholders; shareholders may submit recommendations to the attention of the Secretary of the Trust, One Financial Center, 30th Floor, Boston, Massachusetts 02111.

     The Valuation Committee of the Board of Trustees did not meet during the most recently completed fiscal year. The present members of the Valuation Committee are Steve A. Garban and Michael S. Scott Morton. The duties of this Committee are: to establish broad policies respecting Fund investments in restricted securities and the valuation of securities; to approve the proposed acquisition of certain securities; and to approve the valuation method of investments for which reliable market valuations are not available to the Investment Manager. An internal valuation committee of the Investment Manager, which meets on a regular basis to discuss liquidity and valuation issues, is subject to oversight by the Valuation Committee. At each regularly scheduled meeting of the full Board any valuation methodology approved by the Valuation Committee is submitted for approval.

     The Trustees and principal officers of the Trust are identified below, together with biographical information.

                                                                                                 NUMBER OF
                                                                                                   FUNDS
                                     TERM OF                                                      IN FUND
                                     OFFICE                                                       COMPLEX          OTHER
                       POSITION(s) AND LENGTH                                                     OVERSEEN      DIRECTORSHIPS
NAME, ADDRESS AND         HELD      OF TIME                                                      BY TRUSTEE/      HELD BY
AGE(a)                 WITH FUND   SERVED(b)     PRINCIPAL OCCUPATIONS DURING PAST 5 YEARS       OFFICER(c)    TRUSTEE/OFFICER
------------------------------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES

BRUCE R. BOND           Trustee     Since     Retired: formerly Chairman of the Board, Chief         19      Ceridian Corporation
(56)                                1999      Executive Officer and President, PictureTel
                                              Corporation (video conferencing systems)
------------------------------------------------------------------------------------------------------------------------------------
STEVE A. GARBAN         Trustee     Since     Retired; formerly Senior Vice President for            55      Metropolitan Series
(65)                                1997      Finance and Operations and Treasurer, The                      Fund, Inc.(d)
                                              Pennsylvania State University
------------------------------------------------------------------------------------------------------------------------------------
DEAN O. MORTON          Trustee     Since     Retired; formerly Executive Vice President,            55      The Clorox Company;
(70)                                1984      Chief Operating Officer and Director,                          KLA-Tencor Corporation;
                                              Hewlett-Packard Company (computer manufacturer)                BEA Systems, Inc.;
                                                                                                             Cepheid; Pharsight
                                                                                                             Corporation; and
                                                                                                             Metropolitan Series
                                                                                                             Fund, Inc.(d)
------------------------------------------------------------------------------------------------------------------------------------
SUSAN M. PHILLIPS       Trustee     Since     Dean, School of Business and Public Management,        19      None
(58)                                1998      George Washington University; formerly a member
                                              of the Board of Governors of the Federal Reserve
                                              System; and Chairman and Commissioner of the
                                              Commodity Futures Trading Commission
------------------------------------------------------------------------------------------------------------------------------------
TOBY ROSENBLATT         Trustee     Since     President, Founders Investments Ltd. (investments);    55      A.P. PHARMA, Inc.;
(64)                                1994      formerly, President, The Glen Ellen Company                    and Metropolitan
                                              (private investment firm)                                      Series Fund, Inc.(d)
------------------------------------------------------------------------------------------------------------------------------------
MICHAEL S. SCOTT        Trustee     Since     Jay W. Forrester Professor of Management, Sloan        55      Metropolitan Series
MORTON                              1989      School of Management, Massachusetts Institute of               Fund, Inc.(d)
(65)                                          Technology
------------------------------------------------------------------------------------------------------------------------------------
JAMES M. STOREY         Trustee     Since     Attorney; formerly, Partner, Dechert (law firm)        19      SEI Investments Funds
(72)                                2002                                                                     (consisting of 104
                                                                                                             portfolios); The
                                                                                                             Massachusetts Health &
                                                                                                             Education Tax-Exempt
                                                                                                             Trust
------------------------------------------------------------------------------------------------------------------------------------
INTERESTED TRUSTEES

RICHARD S. DAVIS        Trustee     Since     Chairman of the Board, President and Chief             19      None
(57)                                2000      Executive Officer of State Street Research &
                                              Management Company; previously, Senior Vice
                                              President, Fixed Income Investments, Metropolitan
                                              Life Insurance Company and Managing Director, J.P.
                                              Morgan Investment Management
------------------------------------------------------------------------------------------------------------------------------------
OFFICERS

JOHN S. LOMBARDO         Vice       Since     Managing Director and Chief Financial Officer          19      None
(48)                   President    2001      of State Street Research & Management Company;
                                              formerly, Executive Vice President, State Street
                                              Research & Management Company and Senior Vice
                                              President, Product and Financial Management,
                                              MetLife Auto & Home
------------------------------------------------------------------------------------------------------------------------------------
EDWARD DOWD              Vice       Since     Vice President of State Street Research &               6      None
(36)                   President    2003      Management Company; formerly Vice President,
                                              Independence Investment LLC and equity research
                                              associate, Donaldson, Lufkin and Jenrette
------------------------------------------------------------------------------------------------------------------------------------
C. KIM GOODWIN           Vice       Since     Managing Director and Chief Investment Officer-        22      None
(43)                   President    2002      Equities of State Street Research & Management
                                              Company; formerly Chief Investment Officer-U.S.
                                              Growth Equities, American Century; and Senior Vice
                                              President and portfolio manager, Putnam Investments
------------------------------------------------------------------------------------------------------------------------------------
JEFFREY LINDSEY          Vice       Since     Managing Director of State Street Research &            6      None
(40)                   President    2003      Management Company; formerly Managing Director
                                              and Senior Vice President, Putnam Investments
------------------------------------------------------------------------------------------------------------------------------------
DOUGLAS A. ROMICH      Treasurer    Since     Senior Vice President and Treasurer of State           19      None
(46)                                2001      Street Research & Management Company; formerly,
                                              Vice President of State Street Research &
                                              Management Company
------------------------------------------------------------------------------------------------------------------------------------
FRANCIS J. MCNAMARA,   Secretary    Since     Managing Director, General Counsel and Secretary       19      None
III                                 1995      of State Street Research & Management Company;
(47)                                          formerly, Executive Vice President and Senior
                                              Vice President of State Street Research & Management
                                              Company
------------------------------------------------------------------------------------------------------------------------------------

(a) The address of each person is c/o State Street Research & Management Company, One Financial Center, Boston, MA 02111-2690.

(b) A Trustee serves until he or she retires, resigns or is removed as provided in the master trust agreement of the respective Trust. Each Trust has adopted a mandatory retirement age of 72. Each officer holds office until he or she resigns, is removed or a successor is elected.

(c) Includes all series of 9 investment companies for which State Street Research & Management Company has served as sole investment adviser and all series of Metropolitan Series Fund, Inc. The primary adviser to Metropolitan Series Fund, Inc. is MetLife Advisers, LLC, which has retained State Street Research & Management Company as sub-adviser to certain series of Metropolitan Series Fund, Inc.

(d) Serves as Director of Metropolitan Series Fund, Inc., an investment company comprising 36 separate portfolios.

         The table below contains information on the State Street Research Funds owned by the Trustees:

                                Dollar Range of
                             Equity Securities in        Aggregate Dollar Range of
                             State Street Research        Equity Securities in All
      Name of Trustee           Exchange Fund(a)       State Street Research Funds(b)
      ---------------           ----------------       ------------------------------
Bruce R. Bond                none                      none
Richard S. Davis             none                      over $100,000
Steve A. Garban              none                      over $100,000
Dean O. Morton               $1 - $10,000              over $100,000
Susan M. Phillips            none                      over $100,000
Toby Rosenblatt              none                      over $100,000
Michael S. Scott Morton      none                      over $100,000
James M. Storey              none                      none

(a)  The figure in this column is as of December 31, 2002.

(b) Includes ownership in all series of 9 investment companies for which the Investment Manager serves as sole investment adviser. The figure in this column is as of December 31, 2002.

            Registrant's Trustees and principal Officers as a group beneficially owned, as of March 31, 2003, less than 1% of the outstanding shares of the Registrant.

            The Trustees were compensated as follows:

               Name of                     Aggregate         Total Compensation       Total Compensation From
               Trustee                     Compensation      From All State Street    All State Street Research Funds
                                           From Fund(a)      Research Funds           and Metropolitan Series Fund, Inc.
                                                             Paid to Trustees(b)      Paid to Trustees(c)
            Bruce R. Bond                    $2,918            $77,500                  $ 77,500
            Richard S. Davis                 $   --            $    --                  $     --
            Steve A. Garban                  $3,190            $84,700                  $119,200
            Dean O. Morton                   $3,379            $89,700                  $119,700
            Susan M. Phillips                $3,009            $77,500                  $ 77,500
            Toby Rosenblatt                  $3,379            $79,900                  $108,900
            Michael S. Scott Morton          $2,918            $89,700                  $119,700
            James M. Storey                  $2,602            $69,400                  $ 69,400


(a) For the Fund's fiscal year ended December 31, 2002. The Fund does not provide any pension or retirement benefits for the Trustees.

(b) Includes compensation on behalf of all series of 11 investment companies for which the Investment Manager served as sole investment adviser as of December 31, 2002. "Total Compensation From All State Street Research Funds Paid to Trustees" is for the 12 months ended December 31, 2002.

(c) Includes compensation on behalf of all series of 11 investment companies for which the Investment Manager served as sole investment adviser as of December 31, 2002 and all series of Metropolitan Series Fund, Inc. The primary adviser to Metropolitan Series
            Fund, Inc. is MetLife Advisers, LLC, which has retained State Street Research & Management Company and other unrelated managers as sub-advisers to the series of Metropolitan Series Fund, Inc. The figures indicated in this column include compensation relating to all series of Metropolitan Series Fund, Inc. including those sub-advised by State Street Research & Management Company and those sub-advised by unrelated managers. "Total Compensation From All State Street Research Funds and Metropolitan Series Fund, Inc. Paid to Trustees" is for the 12 months ended December 31, 2002.

Controlling Persons and Principal Holders of Securities

            There are no persons who control Registrant.

            There are no persons who own or are known by Registrant to own of record or beneficially 5% or more of Registrant's outstanding shares.

Investment Advisory and Other Services

            Registrant's Investment Manager is State Street Research & Management Company, a Delaware corporation, with offices at One Financial Center, Boston, Massachusetts 02111-2690. The Investment Manager is an indirect wholly-owned subsidiary of MetLife, Inc.
            It, and its predecessor, a Massachusetts partnership having the same name, have been providing investment advice and management to clients since 1927. As of March 31, 2003, State Street Research together with its affiliate SSR Realty managed $44 billion in assets of which $31 billion represented institutional clients, $7 billion represented retail mutual funds, and $6 billion represented sub-advisory relationships.

            Jeffrey Lindsey and Edward Dowd are co-portfolio managers of the fund. They have been responsible for the day-to-day management of the fund since January 2003. A managing director, Mr. Lindsey joined the firm in 2002. During the past five years, he has also served as a managing director and senior vice president at Putnam Investments. A vice president, Mr. Dowd joined the firm in 2002. During the past five years he has also served as a vice president at Independent Investment LLC and as an equity research associate at Donaldson, Lufkin & Jenrette.

            The advisory fee payable quarterly by Registrant to the Investment Manager is computed as a percentage of the average of the values of the net assets of Registrant as determined at the close of each business day during the quarter at the annual rate of 1/2 of 1% of the value of such net assets.


            The total investment management fees paid by Registrant to the Investment Manager for the fiscal years ended December 31, 2002, 2001 and 2000 were $1,568,988, $1,848,107 and $2,317,805, respectively.

            In addition to investment management, the Investment Manager provides other assistance and services to the Registrant, subject to reimbursement of related costs. The total payments for other assistance and services for the fiscal years ended December 31, 2002 and 2001 were $83,579 and $97,310, respectively.

            Registrant's investment advisory contract with the Investment Manager provides that the Investment Manager shall furnish Registrant with suitable office space and facilities and such management, investment advisory, statistical and research facilities and services as may be required from time to time by Registrant. Although under such contract Registrant is responsible for all of its other expenses and services, the Investment Manager currently follows, and expects to continue to follow, the practice of keeping Registrant's general books and accounts relative to the net asset value of Registrant's shares and of calculating such net asset value, both at no additional charge.

            In approving the continuation of the Advisory Agreement at a meeting of the Board of Trustees held on November 6, 2002, the Board considered a number of factors, including, but not limited to (1) the performance of the Fund, including a comparison of the performance of the Fund to the performance of other mutual funds with comparable investment objectives and appropriate indices;
            (2) the nature of the services provided by the Investment Manager to the Fund, including the depth and experience of the investment personnel that provide services to the Fund; (3) the allocation of resources of the Investment Manager to the Fund, including the compensation structure for investment personnel of the Investment Manager; (4) the expense ratios of the Fund and comparable funds; and (5) the current advisory fees of the Fund and comparable funds. In the course of the Board's deliberations, the Trustees in particular discussed some of the factors underlying the Fund's performance, including internal factors relating to the Investment Manager, and also referenced the meetings held the prior day among the Independent Trustees separately and together with management of the Investment Manager. In addition, representatives of the Investment Manager reviewed with the Trustees the Investment Manager's strategic plan, organizational structure and personnel matters at the Board meeting.

            After consideration of the factors described above, and such other factors and information it considered relevant, the Board of Trustees of the Fund, including the Trustees who are not "interested persons" of the Trust (within the meaning of the 1940
            Act), approved the continuation of the Investment Advisory
            Agreement.

            The Fund and the Investment Manager have adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such person's position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.

            State Street Bank and Trust Company (the "Bank") is the registrant's custodian with main offices at 225 Franklin Street, Boston, MA 02110. As custodian the Bank maintains custody over all portfolio securities and cash of Registrant. The Bank also acts as Registrant's Dividend Disbursing Agent and as Transfer Agent (the "Transfer Agent") with respect to shares of Registrant and in each capacity maintains appropriate records relating to, and forwards appropriate statements to, Registrant's shareholders.

            Under a Shareholders' Administrative Services Agreement with the Trust, State Street Research Investment Services, Inc. provides shareholders' administrative services, such as responding to inquiries and instructions from investors respecting shareholder records and the redemption of shares of the Fund, and is entitled to a fee for providing such services.

            Registrant's independent accountants are PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110. This firm is responsible for all required audit functions with respect to Registrant's financial statements and reviews Registrant's annual reports to Registrant's shareholders as well as reads Registrant's semi-annual reports to Registrant's shareholders and Registrant's filings with the Securities and Exchange Commission on Form N-1A.


PORTFOLIO TRANSACTIONS

            Portfolio Turnover

            The Fund's portfolio turnover rate is determined by dividing the lesser of securities purchases or sales for a year by the monthly average value of securities held by the Fund (excluding, for purposes of this determination, securities the maturities of which as of the time of their acquisition were one year or less). The portfolio turnover rates for the fiscal years ended December 31, 2001 and 2002 were 1.44% and 3.32%, respectively.
            Brokerage Allocation

            The Investment Manager's fundamental policy is to seek for its clients, including the Fund, what in the Investment Manager's judgment will be the best overall execution of purchase or sale orders and the most favorable net prices in securities transactions consistent with its judgment as to the business qualifications of the various broker or dealer firms with which the Investment Manager may do business. The Investment Manager may not necessarily choose the broker offering the lowest available commission rate. Decisions with respect to the market where the transaction is to be completed, to the form of transaction (whether principal or agency), and to the allocation of orders among brokers or dealers are made in accordance with this policy. In selecting brokers or dealers to effect portfolio transactions, consideration is given to their proven integrity and financial responsibility, their demonstrated execution experience and capabilities both generally and with respect to particular markets or securities, the competitiveness of their commission rates in agency transactions (and their net prices in principal transactions), their willingness to commit capital, and their clearance and settlement capability. The Investment Manager seeks to keep informed of commission rate structures and prevalent bid/ask spread characteristics of the markets and securities in which transactions for the Fund occur. Against this background, the Investment Manager evaluates the reasonableness of a commission or a net price with respect to a particular transaction by considering such factors as difficulty of execution or security positioning by the executing firm. The Investment Manager may or may not solicit competitive bids based on its judgment of the expected benefit or harm to the execution process for that transaction.


            When it appears that a number of firms could satisfy the required standards in respect of a particular transaction, consideration may also be given by the Investment Manager to services other than execution services which certain of such firms have provided in the past or may provide in the future. Negotiated commission rates and prices, however, are based upon the Investment Manager's judgment of the rate which reflects the execution requirements of the transaction without regard to whether the broker provides services in addition to execution. Among such other services are the supplying of supplemental investment research; general economic, political and business information; analytical and statistical data; relevant market information, quotation equipment and services; reports and information about specific companies, industries and securities; purchase and sale recommendations for stocks and bonds; portfolio strategy services; historical statistical information; market data services providing information on specific issues and prices; financial publications; proxy voting data and analysis services; technical analysis of various aspects of the securities markets, including technical charts; computer hardware used for brokerage and research purposes; computer software and databases used for brokerage and research purposes; portfolio evaluation services; and data relating to the relative performance of accounts.

            Certain of the nonexecution services provided by broker-dealers may in turn be obtained by the broker-dealers from third parties who are paid for such services by the broker-dealers.

            The Investment Manager regularly reviews and evaluates the services furnished by broker-dealers. The Investment Manager's investment management personnel conduct internal surveys and use other methods to evaluate the quality of the research and other services provided by various broker-dealer firms, and the results of these efforts are made available to the relevant trading department which uses this information as a consideration to the extent described above in the selection of brokers and dealers to execute portfolio transactions. The Investment Manager also subscribes to several outside services, surveys and providers of statistical analysis to help it measure the quality of execution that is receives from brokers and dealers with respect to both fixed income and equity security transactions.

            The Investment Manager's Soft Dollar and Best Execution Committee is responsible for establishing specific soft dollar policies, approving soft dollar expenditures and monitoring the quality of trade execution that State Street Research receives from the various brokers and dealers with which it does business. The Committee meets quarterly to review trade allocation, the quality of trade execution and to set specific policies regarding trade allocation and execution. The Committee also meets at least twice per year to review and approve all soft dollar expenditures and set policies relating to soft dollar usage.

            Some services furnished by broker-dealers may be used for research and investment decision-making purposes, and also for marketing, administrative purposes or other. Under these circumstances, the Investment Manager allocates the cost of the services to determine the portion which is allocable to research or investment decision-making and the portion allocable to other purposes. Soft dollars are used only to pay for the portion properly allocable to research and investment decision-making purposes. Some research and execution services may benefit the Investment Manager's clients as a whole, while others may benefit a specific segment of clients. Not all such services will necessarily be used exclusively in connection with the accounts which pay the commissions to the broker-dealer providing the services.

            The Investment Manager has no fixed agreements or understandings with any broker-dealer as to the amount of brokerage business which the firm may expect to receive for services supplied to the Investment Manager or otherwise. There may be, however, understandings with certain firms that in order for such firms to be able to continuously supply certain services, they need to receive an allocation of a specified amount of brokerage business. These understandings are honored to the extent possible in accordance with the policies set forth above.

            It is not the Investment Manager's policy to intentionally pay a firm a brokerage commission higher than that which another firm would charge for handling the same transaction in recognition of services (other than execution services) provided. However, the Investment Manager is aware that this is an area where differences of opinion as to fact and circumstances may exist, and in such circumstances, if any, relies on the provisions of Section 28(e) of the Securities Exchange Act of 1934. Brokerage commissions paid by Registrant during the fiscal years ended December 31, 2002, 2001 and 2000 were $81,023, $21,905 and $133,632, respectively. As of the fiscal year ended December 31, 2002, the Fund held approximately $2,993,000 of the securities of J.P. Morgan Chase & Co., which may be deemed to be a regular broker-dealer of the Fund, as defined under the 1940 Act.

            In some instances, certain clients of the Investment Manager request it to place all or part of the orders for their account with certain brokers or dealers, which in some cases provide services to those clients. The Investment Manager generally honors these requests to the extent practicable. Clients may request that the Investment Manager only effect transactions with the specified broker-dealers if the broker-dealers are competitive as to price and execution. Where the request is not so conditioned, the Investment Manager may be unable to negotiate commissions or obtain volume discounts or best execution. In cases where the Investment Manager is requested to use a particular broker-dealer, different commissions may be charged to clients making the requests. In cases where a client requests the Investment Manager to use a particular broker-dealer, the client may be charged a different commission than other clients. A client who requests the use of a particular broker-dealer should understand that it may lose the possible advantage which non-requesting clients derive from aggregation of orders for several clients as a single transaction for the purchase or sale of a particular security. Among other reasons why best execution may not be achieved with directed brokerage is that, in an effort to achieve orderly execution of transactions, execution of orders that have designated particular brokers may, at the discretion of the trading desk, be delayed until execution of other non-designated orders has been completed. In no event does the Investment Manager permit any directed brokerage arrangements to interfere with the Investment Manager's efforts to obtain best execution on behalf of its other clients.

            The Investment Manager may obtain certain services, including non-research services, from broker-dealers for its registered investment company clients only. The non-research services may include data relating to performance, expenses and fees of those investment companies and other investment companies. The Investment Manager obtains such services for use by the trustees of its mutual funds in connection with the trustees' review of the mutual funds, the Investment Manager and its management of the mutual funds, and views these arrangements as a form of directed brokerage on behalf of the mutual fund trustees. These investment company services are paid for only with commissions generated by the execution of transactions on behalf of the Investment Manager's investment company clients and not its other clients.

            When the Investment Manager is seeking to buy or sell the same security on behalf of more than one client, the sale or purchase is carried out in a manner which is considered fair and equitable to all accounts over time. In allocating investments among various clients (including in what sequence orders for trades are placed), the Investment Manager may take into account such factors as the investment objectives of the clients, the amount of investment funds available to each, the size of the order, the relative sizes of the accounts, the amount already committed for each client to a specific investment and the relative risks of the investments, all in order to provide on balance a fair and equitable result to each client over time.

            In addition, when the Investment Manager is seeking to buy or sell the same security on behalf of more than one client at approximately the same time, the Investment Manager may follow the practice of grouping orders of various clients for execution to get the benefit of lower prices or commission rates. Although sharing large transactions may sometimes affect price or volume of shares acquired or sold, the Investment Manager believes that grouping orders generally provides an advantage in execution. Where an aggregate order is executed in a series of transactions at various prices on a given day, each participating account's proportionate share of such order will reflect the average price paid or received with respect to the total order. The Investment Manager may decide not to group orders, however, based on such factors as the size of the account and the size of the trade. For example, the Investment Manager may not aggregate trades where it believes that it is in the best interests of clients not to do so, including situations where aggregation might result in a large number of small transactions with consequent increased custodial and other transactional costs which may disproportionately impact smaller accounts. Such disaggregation, depending on the circumstances, may or may not result in such accounts receiving more or less favorable overall execution (including transaction costs) relative to other clients.

            The Investment Manager has developed certain internal policies governing its short sale trading activities, including prior notification in certain circumstances to portfolio managers of accounts holding long positions in the same security. Generally, however, sales of long positions will take precedence over short sales, regardless of the order in which the trade orders are received.

            Subject to the policy of seeking best overall price and execution as stated above, sales of shares of investment companies under the Investment Manager's management may be considered by the Investment Manager in the selection of broker or dealer firms to execute portfolio transactions for investment companies under its management.

Shares of Beneficial Interest and Other Securities

            The Fund's only authorized and outstanding securities are shares of beneficial interest ("Shares"). The following provisions are applicable to the Shares.

            (i)                     Distribution Rights

                                    The Board of Trustees determines the amounts of ordinary income and/or capital gains to be distributed to the holders of Shares and the time or times when such distributions will be made. Distributions of net income, exclusive of capital gains, to the extent practicable will be made quarterly. Such dividends are declared in additional Shares with the option to each shareholder to elect to receive the distribution in cash. The Fund's current practice is to retain long-term capital gains and to pay the Federal taxes thereon at corporate capital gains tax rates on behalf of the shareholders.

            (ii)                    Voting Rights

                                    Shareholders are entitled to one vote or fraction thereof for each Share, or fraction thereof, held. The Shares do not possess cumulative voting rights.

            (iii)                   Liquidation Rights

                                    All Shares will participate on a pro rata basis in net assets in the event of liquidation.

            (iv)                    Preemptive Rights

                                    Shares and fractions thereof have no
                                    Preemptive rights.

            (v)                     Conversion Rights

                                    Shares and fractions thereof have no
                                    conversion rights.

            (vi)                    Redemption Provisions

                                    A Shareholder has the right to redeem his Shares by delivering to the Fund either his certificates, or an instrument of transfer if no certificates have been issued, in good order for transfer, with a separate written request for redemption. Redemption is made at the net asset value next computed after such delivery. Good order means that certificates or instruments of transfer must be endorsed by the record owner(s) exactly as the Shares are registered and the signature(s) must be guaranteed by a bank, a member firm of a national stock exchange, or other eligible guarantor institution. The Transfer Agent will not accept guarantees (or notarizations) from notaries public. The above requirements may be waived by the Fund in certain instances.

                                    Payment for Shares surrendered for
                                    redemption is made within seven days. The
                                    Fund may suspend the right of redemption or postpone the date of payment of a redemption or redemptions during any period when trading on the New York Stock Exchange (the "NYSE") is restricted or such Exchange is closed (other than weekends or holidays), or the Securities and Exchange Commission has by order permitted such suspension, or the Board of Trustees has determined an emergency exists making disposal of securities, or determination of the net asset value of the Fund, not reasonably practicable. The Fund, in the sole discretion of the Board of Trustees, may pay, and ordinarily will pay, the redemption price in whole or in part by a distribution in kind of securities from the portfolio of the Fund in lieu of cash.

            (vii)                   Sinking Fund Provisions

                                    There are no sinking fund provisions.

            (viii)                  Liability to Further Calls or to Assessment

                                    There is no liability to further calls or to assessment by the Registrant.

                                    The rights of Registrant's shareholders set forth in Registrant's Master Trust Agreement may be modified by lawful amendment thereof at any time, so long as such amendment does not have a material adverse effect on the rights of any shareholder with respect to which such amendment is or purports to be applicable by an instrument in writing signed by a majority of Trustees (or by an officer pursuant to a vote of a majority of Trustees). Any such amendment that does have a material adverse effect on the rights of shareholders may be adopted as above provided when authorized by vote of a majority of shares then outstanding and entitled to vote.

                                    Under Massachusetts law, the shareholders of the Trust could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Master Trust Agreement of the Trust disclaims shareholder liability for acts or obligations of the Trust and provides for indemnification for all losses and expenses of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations. The Investment Manager believes that, in view of the above, the risk of personal liability to shareholders is remote.

                                    Shareholder inquiries should be made to
                                    State Street Research Shareholder Services,
                                    P.O. Box 8408, Boston, MA 02266-8408 or, if
                                    by telephone, to 1-87-SSR-FUNDS
                                    (1-877-773-8637).

Redemption and Pricing of Securities

            The Fund is not offering its Shares to the general public and consequently has no offering price. Registrant has no principal underwriter.

            As set forth above, redemptions of the Fund's Shares are made at their net asset value next computed after delivery of such shares to the Fund in good order for transfer under the conditions and in accordance with the policies and procedures there stated.

            The Fund reserves the right to pay redemptions in kind with portfolio securities in lieu of cash. In accordance with its election pursuant to Rule 18f-1 under the 1940 Act, the Fund may limit the amount of redemption proceeds paid in cash. The Fund may limit redemptions in cash with respect to each shareholder during any ninety-day period to the lesser of (i) $250,000 or (ii) 1% of the net asset value of the Fund at the beginning of such period. In connection with any redemptions paid in kind with portfolio securities, brokerage and other costs may be incurred by the redeeming shareholder in the sale of the securities received.

            The net asset value of the shares of the Fund is determined once daily as of the close of the NYSE, usually 4:00 p.m. eastern time, Monday through Friday, on each day during which the NYSE is open for unrestricted trading. The NYSE is currently closed for Martin Luther King, Jr. Day, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

            In response to unusual market, political or other conditions, the fund may open for business and calculate its net asset value on days and at times that are different than described above.

            The net asset value per share of the Fund is computed by dividing the sum of the market value of the securities held by the Fund plus any cash or other assets minus all liabilities by the total number of outstanding shares of the Fund at such time. Any expenses, except for extraordinary or nonrecurring expenses, borne by the Fund, including the investment management fee payable to the Investment Manager, are accrued daily.

            In determining the values of the portfolio assets, the Trustees utilize one or more pricing services to value certain securities for which market quotations are not readily available on a daily basis. The pricing services may provide prices determined as of times prior to the close of the NYSE.

            In general, securities are valued as follows. Securities which are listed or traded on the New York or American Stock Exchange are valued at the price of the last quoted sale on the respective exchange for that day. Securities which are listed or traded on a national securities exchange or exchanges, but not on the New York or American Stock Exchange, are valued at the price of the last quoted sale on the exchange for that day prior to the close of the NYSE. Securities not listed on any national securities exchange which are traded "over the counter" and for which quotations are available on the National Association of Securities Dealers' NASDAQ System, or other system, are valued at the closing price supplied through such system for that day at the close of the NYSE. Other securities are, in general, valued at the mean of the bid and asked quotations last quoted prior to the close of the NYSE if there are market quotations readily available, or in the absence of such market quotations, then at the fair value thereof as determined by or under authority of the Trustees of the Trust with the use of such pricing services as may be deemed appropriate or methodologies approved by the Trustees. The Trustees also reserve the right to adopt other valuations based on fair value in pricing in unusual circumstances where use of other methods as discussed in part above, could otherwise have a material adverse effect on the Fund as a whole.

            Short-term debt instruments issued with a maturity of one year or less which have a remaining maturity of 60 days or less are valued using the amortized cost method, provided that during any period in which more than 25% of the Fund's total assets is invested in short-term debt securities the current market value of such securities will be used in calculating net asset value per share in lieu of the amortized cost method. The amortized cost method is used when the value obtained is fair value. Under the amortized cost method of valuation, the security is initially valued at cost on the date of purchase (or in the case of short-term debt instruments purchased with more than 60 days remaining to maturity, the market value on the 61st day prior to maturity), and thereafter a constant amortization to maturity of any discount or premium is assumed regardless of the impact of fluctuating interest rates on the market value of the security.

Tax Status

            Registrant intends to qualify under those sections of the Internal Revenue Code which provide that Registrant, so long as it so qualifies, will pay no federal income taxes on investment income or on capital gains to the extent they are distributed to Registrant's shareholders.

            Dividends paid out of investment income are taxable to Registrant's shareholders at ordinary income tax rates whether they are taken by Registrant's shareholders in additional shares of Registrant or in cash. In general, such dividends are eligible for the dividends received deduction for corporations. The percentage of Registrant's dividends eligible for such tax treatment may be less than 100% to the extent that less than 100% of the Registrant's gross income may be from qualifying dividends of domestic corporations. Distributions of capital gains, if made, will ordinarily be taxable to Registrant's shareholders at federal capital gain rates regardless of how long the underlying shares of Registrant have been held and regardless of whether they are taken by the shareholder in additional shares of Registrant or in cash.

            Registrant currently follows a policy of distributing substantially all of its net investment income (ordinarily no less than 98% to avoid imposition of an excise tax under the Internal Revenue Code) to its shareholders and of retaining net realized capital gains and paying the Federal tax thereon on behalf of its shareholders. Retention by Registrant of its net realized long-term capital gains and payment of the tax thereon on behalf of shareholders results in each shareholder including in his income tax return his proportionate share of such gains and taking a credit for the payment of the corporate tax thereon and of increasing the tax basis of his shares in Registrant by an amount equal to the difference between his proportionate share of such gains and the amount of the tax paid on his behalf by Registrant.

Financial Statements

            Each of the Investment Portfolio, the Statement of Assets and Liabilities, the Statement of Operations, the Notes to Financial Statements (including Financial Highlights), and the Report of Independent Accountants, which are included in the Annual Report to Shareholders of State Street Research Exchange Fund, for the fiscal year ended December 31, 2002, and the Statement of Changes in Net Assets for the year ended December 31, 2002 and for the year ended December 31, 2001, also included in said Annual Report, are hereby incorporated by reference from the Fund's Annual Report, filed with the Securities and Exchange Commission (EDGAR accession number 0000950156-03-000092. Management's Discussion of Fund Performance for the Fund's latest fiscal year ended December 31, 2002, is also included in the Annual Report. Shareholder reports are available without charge upon request. For more information call the State Street Research Service Center at 1-87-SSR-FUNDS (1-877-773-8637).

                      STATE STREET RESEARCH EXCHANGE TRUST

                                     PART C
                                OTHER INFORMATION


Item 23.  Exhibits

                        Exhibits

                        (1)         Master Trust Agreement dated
                                    February 7, 1989 and Amendment No. 1 to the
                                    Master Trust Agreement dated May 1, 1995 (5)
                        (1)(a) Amendment No. 2 to the Master Trust Agreement, effective February 23, 1999
                        (2)(a)      By-Laws dated February 7, 1989 (1)*
                        (2)(b)      Amendment No. 1 to By-Laws effective
                                    September 30, 1992 (4)*
                        (2)(c)      Amendment No. 2 to By-Laws effective
                                    August 2, 2000 (9)
                        (5)         Investment Advisory Contract (3)**
                        (8)(a)      Custodian Contract dated March 5, 1990 (2)**
                        (8)(b)      Data Access Services Addendum to Custodian
                                      Contract (7)
                        (8)(c)      Amendment dated November 17, 2000 to
                                    Custodian Contract (9)
                        (8)(d)      Amendment dated November 2, 1995 to
                                    Custodian Contract
                        (11)        Consent of PricewaterhouseCoopers LLP
                        (12)        Not applicable
                        (17)(a) First Amended and Restated Multiple Class Expense Allocation Plan dated
                                    May 8, 1996 (6)
                        (17)(b)     Code of Ethics (revised May 1, 2002)

----------------------

Filed as part of the Registration Statement as noted below and incorporated herein by reference:

Footnote                Investment Company Act of 1940
Reference               Registration/Amendment                 Date Filed

    1                   Amendment No. 5 to                     April 26, 1989
                        Registration Statement

    2                   Amendment No. 6 to                     April 27, 1990
                        Registration Statement

    3                   Amendment No. 8 to                     April 30, 1991
                        Registration Statement

    4                   Amendment No. 10 to                    April 30, 1993
                        Registration Statement

    5                   Amendment No. 13 to
                        Registration Statement                 April 29, 1996

    6                   Amendment No. 14 to
                        Registration Statement                 April 30, 1997

    7                   Amendment No. 16 to
                        Registration Statement                 April 30, 1999

    8                   Amendment No. 17 to
                        Registration Statement                 April 28, 2000

    9                   Amendment No. 18 to
                        Registration Statement                 April 26, 2001

* Filed electronically April 24, 1996
**Filed electronically April 30, 1998

Item 24.  Persons Controlled by or under Common Control with
          Registrant

            Inapplicable.

Item 25.  Indemnification


            Article VI of Registrant's Master Trust Agreement provides: The Trust shall indemnify (from the assets of the Sub-Trust or Sub-Trusts in question) each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

Item 26.  Business and Other Connections

Describe any other business, profession, vocation or employment of a substantial nature in which each investment adviser of the Registrant, and each director, officer or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer employee, partner or trustee.


PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
State Street Research &                  Investment Adviser             Various investment                  Boston, MA
Management Company                                                      advisory clients

Abbott, Christopher C.                   Managing Director              State Street Research.              Boston, MA
Managing Director                                                       Investment Services, Inc.
(Executive Vice President until 4/02)    Vice President                 State Street Research               Boston, MA
                                                                        Institutional Funds

Austin, Christopher P.                   Vice President                 State Street Research.              Boston, MA
Vice President                                                          Investment Services, Inc.

Barghaan, Dennis C.                      Managing Director              State Street Research               Boston, MA
Managing Director                                                       Investment Services, Inc.
(Senior Vice President until 4/02)

Bigley, Gary M.                          None
Vice President

Borghi, Peter                            Senior Vice President          State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.


                                       C-3

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Borzilleri, John                         Vice President                 State Street Research               Boston, MA
Managing Director                                                       Financial Trust
(Senior Vice President until 4/02)       IBT Fund Advisor               Schroder Ventures Life              Boston, MA
                                         (Until 11/01)                  Science Advisers
                                         Senior Vice President          State Street Research               Boston, MA
                                         (Until 8/01)                   & Management Co.

Boss, Marilyn O.                         Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
                                         Vice President (Until 4/01)    Deutsche Banc Alex. Brown           Boston, MA

Bradford, Daniel F.                      Vice President and Counsel     State Street Research               Boston, MA
Vice President and Counsel                                              Investment Services, Inc.
                                         Acting General Counsel         DDJ Capital Management, LLC         Boston, MA
                                         (Until 1/02)
                                         Associate                      Goodwin Procter LLP                 Boston, MA
                                         (Until 8/01)

Bray, Michael J.                         None
Managing Director
(Senior Vice President until 4/02)

Brezinski, Karen                         None
Vice President

Bruno, Thomas                            Senior Vice President          State Street Research               Boston, MA
Senior Vice President                    (Vice President until 4/03)    Investment Services, Inc.
(Vice President until 4/03)

Buffum, Andrea L.                        None
Vice President

Burbank, John F.                         Vice President                 State Street Research               Boston, MA
Managing Director                                                       Capital Trust
(Senior Vice President until 4/02)

Calame, Mara D.                          Senior Vice President,         State Street Research               Boston, MA

                                       C-4

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Senior Vice President,                   Assistant Clerk and Counsel    Investment Services, Inc.
Assistant Secretary,
and Counsel
(Vice President until 4/02)

Callahan, Michael                        None
Vice President

Carley, Linda C.                         Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Carstens, Linda C.                       Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
(Vice President until 4/02)

Clay, Janet L.                           Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
                                         Vice President (Until 10/01)   John Hancock Funds                  Boston, MA

Crane, George                            Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
                                         Senior Vice President          Putnam Investments                  Boston, MA
                                         (Until 12/01)

Creelman, Christine A.                   Director/Credit Research       Freedom Capital                     Boston, MA
Senior Vice President                    (Until 11/01)
(Vice President until 4/03)              Senior Vice President          Back Bay Advisors, LP               Boston, MA
                                         (Until 6/01)


                                       C-5

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Cullen, Terrence J.                      Senior Vice President,         State Street Research               Boston, MA
Senior Vice President, Assistant         Assistant Clerk and Counsel    Investment Services, Inc.
Secretary and Counsel
(Vice President until 4/02)
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Capital Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Exchange Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Growth Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Master Investment Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Securities Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Equity Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Financial Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Income Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Money Market Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Tax-Exempt Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Institutional Funds

Davis, Richard S.                        Chairman, President and Chief  State Street Research               Boston, MA
Director, Chairman of                    Executive Officer              Equity Trust
the Board, President                     Chairman, President and Chief  State Street Research               Boston, MA
and Chief Executive                      Executive Officer              Income Trust
Officer                                  Chairman, President and Chief  State Street Research               Boston, MA
                                         Executive Officer              Tax-Exempt Trust

                                       C-6

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Davis, Richard S.                        Chairman, President and Chief  State Street Research               Boston, MA
(continued)                              Executive Officer              Capital Trust
                                         Chairman, President and Chief  State Street Research               Boston, MA
                                         Executive Officer              Exchange Trust
                                         Chairman, President and Chief  State Street Research               Boston, MA
                                         Executive Officer              Growth Trust
                                         Chairman, President and Chief  State Street Research               Boston, MA
                                         Executive Officer              Master Investment Trust
                                         Chairman, President and Chief  State Street Research               Boston, MA
                                         Executive Officer              Institutional Funds
                                         Chairman, President and Chief  State Street Research               Boston, MA
                                         Executive Officer              Securities Trust
                                         Chairman, President and Chief  State Street Research               Boston, MA
                                         Executive Officer              Money Market Trust
                                         Chairman, President and Chief  State Street Research               Boston, MA
                                         Executive Officer              Financial Trust
                                         Chairman, President and Chief  State Street Research               Boston, MA
                                         Executive Officer              Investment Services, Inc.
                                         President and Chief            SSRM Holdings, Inc.                 Boston, MA
                                         Executive Officer

Davis, Robert D.                         None
Senior Vice President
(Vice President until 4/02)

DeMarco, John                            Senior Equity Trader           GRT Capital Partners                Boston, MA
Vice President                           (until 6/02)

Depp, Maureen G.                         Vice President                 State Street Research               Boston, MA
Managing Director                                                       Securities Trust
(Senior Vice President until 4/02)       Vice President                 State Street Research               Boston, MA
(Vice President until 4/01)                                             Institutional Funds


                                       C-7

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
DeVeuve, Donald                          Vice President                 State Street Research               Boston, MA
Senior Vice President                                                   Income Trust
(Vice President until 4/02)                                             State Street Research               Boston, MA
                                                                        Securities Trust
                                                                        State Street Research               Boston, MA
                                                                        Institutional Funds

Dowd, Edward                             Vice President                 State Street Research               Boston, MA
Vice President                                                          Exchange Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Securities Trust
                                         Technology Sector Leader       Independence Investment LLC         Boston, MA

Dranov, Jennifer                         Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
(Assistant Vice President until (4/03)

D'Vari, Ronald                           None
Managing Director
(Senior Vice President until 4/02)

Evascu, Caroline                         Vice President                 State Street Research               Boston, MA
Vice President                                                          Capital Trust
                                         Vice President                 SG Cowen Asset                      New York, NY
                                         (Until 8/01)                   Management

Even, Karen L.                           Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Farden, R. Scott                         Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
                                         Senior Vice President          Fidelity Management Trust           Boston, MA
                                         (until 12/02)                  Company

Fechter, Michael                         Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
(Vice President until 4/03)


                                       C-8

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Federoff, Alex G.                        Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.

Feliciano, Rosalina                      Vice President                 State Street Research               Boston, MA
Senior Vice President                                                   Income Trust
(Vice President until 4/02)                                             State Street Research               Boston, MA
                                                                        Securities Trust
                                                                        State Street Research               Boston, MA
                                                                        Institutional Funds

Feeney, Kimberley                        Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Ficco, Bonnie A.                         Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Finucane, Thomas                         Vice President                 John Hancock Funds                  Boston, MA
Senior Vice President                    (Until 7/02)

Fleno, Phyllis A.                        None
Vice President

Fochtman, Jr., Leo                       None
Vice President

Forcione, Anthony F.                     Vice President                 State Street Research               Boston, MA
Vice President                                                          Equity Trust

Freking, Dean M.                         Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Frey, Kenneth                            None
Senior Vice President
(Vice President until 4/02)

Gallivan, Jr., Edward T.                 Vice President                 State Street Research               Boston, MA


                                       C-9

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Vice President                                                          Investment Services, Inc.
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Equity Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Financial Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Income Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Money Market Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Tax-Exempt Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Capital Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Exchange Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Growth Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Master Investment Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Securities Trust
                                         Assistant Treasurer            State Street Research               Boston, MA
                                                                        Institutional Funds

Garrelick, Jenine K.                     Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
(Asst. Vice President until 4/02)

Goodman, Stephanie B.                    Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

                                       C-10

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Goodwin, C. Kim                          Chief Investment Officer       American Century                    Kansas City, MO
Managing Director                        (Until 8/02)                   Investment Management
Chief Investment Officer -- Equities     Vice President                 State Street Research               Boston, MA
                                                                        Capital Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Equity Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Exchange Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Financial Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Growth Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Income Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Institutional Funds
                                         Vice President                 State Street Research               Boston, MA
                                                                        Master Investment Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Securities Trust
Govoni, Electra                          None
Senior Vice President
(Vice President until 4/02)

Grace, Evan S.                           Vice President                 State Street Research               Boston, MA
Vice President                                                          Institutional Funds

Haagensen, Paul                          Vice President                 State Street Research               Boston, MA
Senior Vice President                                                   Capital Trust
                                         Senior Vice President          Putnam Investments                  Boston, MA
                                         (Until 8/02)

Hadelman, Peter J.                       Senior Vice President          State Street Research               Boston, MA
Senior Vice President                    (Vice President until 4/03)    Investment Services, Inc.
(Vice President until 4/03)

Hagstrom, Thomas W.                      Vice President                 Lehman Brothers                     Boston, MA


                                       C-11

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Senior Vice President                    (Until 7/01)
(Vice President until 4/02)

Harrington, Heidi                        Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
(Vice President until 4/02)

Hasson, Ira P.                           Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
(Vice President until 4/02)

Haverty, Lawrence J.                     None
Managing Director
(Senior Vice President until 4/02)

Heineke, George R.                       None
Vice President

Holland, Thomas                          Managing Director              State Street Research               Boston, MA
Managing Director                                                       Investment Services, Inc.
(Senior Vice President until 4/02)
(Vice President Until 4/01)

Horan, Timothy                           None
Vice President

Kallis, John H.                          Vice President                 State Street Research               Boston, MA
Senior Vice President                                                   Financial Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Income Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Money Market Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Tax-Exempt Trust


                                       C-12

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Kallis, John H.                          Vice President                 State Street Research               Boston, MA
(continued)                                                             Securities Trust
                                         Trustee                        705 Realty Trust                    Washington, D.C.

Kasper, M. Katherine                     Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
(Vice President until 4/02)

Kayajanian, Jeffrey D.                   Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Kiessling, Dyann H.                      None
Vice President

Kitterman, Melissa B.                    None
Vice President
(Asst. Vice President until 4/02)

Krauss, Clifford                         Vice President                 State Street Research               Boston, MA
Managing Director                                                       Institutional Funds
(Senior Vice President until 4/02)

Lafferty, David F.                       Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
                                         Senior Investment Strategist   Metropolitan Life                   New York, NY
                                         (Until 4/01)                   Insurance Company

Langholm, Knut                           Vice President                 State Street Research               Boston, MA
Senior Vice President                                                   Institutional Funds

Leary, Eileen M.                         Vice President                 State Street Research               Boston, MA
Senior Vice President                                                   Capital Trust
(Vice President until 4/02)

Leese, Reginald                          None
Senior Vice President


                                       C-13

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
(Vice President until 4/02)

Lema, Kevin                              None
Vice President

Lindsey, Jeffrey                         Vice President                 State Street Research               Boston, MA
Managing Director                                                       Exchange Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Securities Trust
                                         Managing Director              Putnam Investments                  Boston, MA
                                         (Until 8/02)

Loew, Christopher R.                     Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Lomasney, Mary T.                        Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
(Vice President until 4/02)

Lombardo, John S.                        Managing Director              State Street Research               Boston, MA
Managing Director,                       and Chief Financial Officer    Investment Services, Inc.
Chief Financial Officer                  Vice President                 State Street Research               Boston, MA
and Director                                                            Capital Trust
(Executive Vice President until 4/02)    Vice President                 State Street Research               Boston, MA
                                                                        Equity Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Exchange Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Financial Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Growth Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Income Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Master Investment Trust

                                       C-14

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Lombardo, John S.                        Vice President                 State Street Research               Boston, MA
(continued)                                                             Money Market Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Securities Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Tax-Exempt Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Institutional Funds
                                         Senior Vice President          Metropolitan Property and           Warwick, RI
                                         (Until 7/01)                   Casualty Insurance Co.

Lord, Peter D.                           Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Lubas, Amy C.                            None
Vice President

Markel, Gregory S.                       Vice President                 State Street Research               Boston, MA
Vice President                                                          Master Investment Trust

Martin, Gloria J.                        None
Vice President

McGrath, Ann E.                          None
Vice President

McKenna, Barbara                         Director                       Standish, Ayer &                    Boston, MA
Managing Director                        (Until 7/01)                   Wood
(Senior Vice President until 4/02)


McKown, Elizabeth G.                     Managing Director              State Street Research               Boston, MA
Managing Director                                                       Investment Services, Inc.
(Senior Vice President until 4/02)


                                       C-15

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
McNamara, III, Francis J.                Managing Director,             State Street Research               Boston, MA
Managing Director,                       Clerk and General Counsel      Investment Services, Inc.
Secretary and General Counsel            Secretary                      State Street Research               Boston, MA
(Executive Vice President until 4/02)                                   Master Investment Trust
                                         Secretary                      State Street Research               Boston, MA
                                                                        Capital Trust
                                         Secretary                      State Street Research               Boston, MA
                                                                        Exchange Trust
                                         Secretary                      State Street Research               Boston, MA
                                                                        Growth Trust
                                         Secretary                      State Street Research               Boston, MA
                                                                        Securities Trust
                                         Secretary                      State Street Research               Boston, MA
                                                                        Equity Trust
McNamara, III, Francis J.                Secretary                      State Street Research               Boston, MA
(continued)                                                             Financial Trust
                                         Secretary                      State Street Research               Boston, MA
                                                                        Income Trust
                                         Secretary                      State Street Research               Boston, MA
                                                                        Money Market Trust
                                         Secretary                      State Street Research               Boston, MA
                                                                        Tax-Exempt Trust
                                         Secretary                      State Street Research               Boston, MA
                                                                        Institutional Funds
                                         Secretary and General Counsel  SSRM Holdings, Inc.                 Boston, MA

Monahan, Kenneth                         Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
                                         Director                       Standish, Ayer &                    Boston, MA
                                         (Until 9/01)                   Wood


                                       C-16

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Monks, David                             Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Moore, James                             None
Vice President

Morey, Andrew F.                         None
Vice President

Moran, Mary Ruth                         Managing Director and Head of  State Street Research               Boston, MA
Managing Director and Head of            Information Technology and     Investment Services, Inc.
Information Technology and               Administrative Operations
Administrative Operations                President                      Precipio Partners                   Boston, MA
(Executive Vice President until 4/02)    (Until 4/01)                   (Formerly M R Moran & Co.)

Murphy, Brendan                          None
Vice President

O'Connell, Deidre M.E.                   Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
(Asst. Vice President until 4/02)

O'Connor III, Daniel W.                  Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
(Asst. Vice President until 4/02)

Passalacqua, Barbara                     None
Vice President

Potorski, Margaret                       Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
(Assistant Vice President until 4/03)

Rawlins, Jeffrey A.                      Vice President                 State Street Research               Boston, MA
Managing Director                                                       Institutional Funds
(Senior Vice President until 4/02)

Refojo, Michael F.                       Managing Director              State Street Research               Boston, MA
Managing Director                                                       Investment Services, Inc.

                                       C-17

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
(Senior Vice President until 4/02)

Reiser, Jennifer                         Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
(Asst. Vice President until 4/02)

Rice III, Daniel Joseph                  Vice President                 State Street Research               Boston, MA
Senior Vice President                                                   Equity Trust

Rolnick, Michael A.                      None
Vice President

Romich, Douglas A.                       Treasurer                      State Street Research               Boston, MA
Senior Vice President                                                   Equity Trust
and Treasurer                            Treasurer                      State Street Research               Boston, MA
                                                                        Financial Trust
Romich, Douglas A.                       Treasurer                      State Street Research               Boston, MA
                                                                        Income Trust
                                         Treasurer                      State Street Research               Boston, MA
                                                                        Money Market Trust
                                         Treasurer                      State Street Research               Boston, MA
                                                                        Tax-Exempt Trust
                                         Treasurer                      State Street Research               Boston, MA
                                                                        Capital Trust
                                         Treasurer                      State Street Research               Boston, MA
                                                                        Exchange Trust
                                         Treasurer                      State Street Research               Boston, MA
                                                                        Growth Trust
                                         Treasurer                      State Street Research               Boston, MA
                                                                        Institutional Funds
                                         Treasurer                      State Street Research               Boston, MA
                                                                        Master Investment Trust
Romich, Douglas A.                       Treasurer                      State Street Research               Boston, MA
(continued)                                                             Securities Trust
                                         Vice President and             SSRM Holdings, Inc.                 Boston, MA
                                         Assistant Treasurer

                                       C-18

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
                                         Senior Vice President and      State Street Research               Boston, MA
                                         Treasurer                      Investment Services, Inc.

Ryan, Michael J.                         None
Senior Vice President

Sakala, Michael L.                       Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
                                         Vice President                 Zurich Scudder Investments          Boston, MA
                                         (Until 1/02)
                                         Vice President                 Putnam Investments                  Boston, MA
                                         (Until 4/01)

Sheldon, Michael A.                      None
Vice President

Silverstein, Jill S.                     None
Vice President

Simi, Susan                              None
Vice President

Simmons, Amy L.                          Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Capital Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Exchange Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Growth Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Master Investment Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Securities Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Equity Trust


                                       C-19

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Financial Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Income Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Money Market Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Tax-Exempt Trust
                                         Assistant Secretary            State Street Research               Boston, MA
                                                                        Institutional Funds

Smith, James                             Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
(Vice President until 4/02)


Somers, Todd W.                          Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Spalding Gray, Nancy                     Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Stambaugh, Kenneth D.                    None
Senior Vice President
(Vice President until 4/02)

Stolberg, Thomas B.                      None
Senior Vice President
(Vice President until 4/03)

Strelow, Daniel R.                       Vice President                 State Street Research               Boston, MA
Managing Director                                                       Institutional Funds
Chief Investment Officer-                Vice President                 State Street Research               Boston, MA
Fixed Income                                                            Financial Trust
(Executive Vice President until 4/02)    Vice President                 State Street Research               Boston, MA
                                                                        Income Trust
                                         Vice President                 State Street Research               Boston, MA


                                       C-20

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
                                                                        Money Market Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Securities Trust
                                         Vice President                 State Street Research               Boston, MA
                                                                        Tax-Exempt Trust

Sullivan, John                           None
Vice President

Swanson, Amy McDermott                   None
Managing Director
(Senior Vice President until 4/02)

Synnestvedt, Jared A.                    Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.
                                         Director of Sales              MetLife Investment                  Boston, MA
                                         (Until 4/01)                   Partners

Tice, Robyn S.                           None
Managing Director
(Senior Vice President until 4/02)

Trebino, Anne M.                         Vice President                 SSRM Holdings, Inc.                 Boston, MA
Managing Director
(Senior Vice President until 4/02)

Truesdale, Anne Tucher                   None
Vice President

Wagenseller, Jon P.                      Senior Vice President          State Street Research               Boston, MA
Senior Vice President                                                   Investment Services, Inc.
                                         Director-New Prod. Dev.        MetLife Investments                 Convent Station, NJ
                                         (Until 4/01)

Wallace, Julie K.                        None
Vice President

Walsh III, Denis J.                      None
Managing Director


                                       C-21

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
(Vice President until 4/02)

Walsh, Tucker                            Vice President                 State Street Research               Boston, MA
Managing Director                                                       Capital Trust
(Vice President until 4/02)

Webb, P. George                          None                           Fidelity Management                 Boston, MA
Senior Vice President                                                   Trust Company

Weiss, Monica                            None                           Thomson Financial                   Boston, MA
Vice President

                                         Senior Vice President          State Street Research               Boston, MA
                                                                        Investment Services, Inc.

Welch, Timothy M.                        None
Vice President

Westvold, Elizabeth McCombs              Vice President                 State Street Research               Boston, MA
Managing Director                                                       Institutional Funds
(Senior Vice President until 4/02)       Vice President                 State Street Research               Boston, MA
                                                                        Securities Trust

Wilkins, Kevin N.                        Managing Director              State Street Research               Boston, MA
Managing Director                        (Executive Vice President      Investment Services, Inc.
(Executive Vice President until 4/02)    until 4/02)

Wilson, John T.                          Vice President                 State Street Research               Boston, MA
Managing Director                                                       Master Investment Trust
(Senior Vice President until 4/02)

Wipf, Barbara                            None
Vice President

Wong, David                              Senior Vice President          Paine Webber/                       New York, NY
Senior Vice President                    (Until 4/01)                   UBS Warburg
(Vice President until 4/02)

Xie, Erin                                Vice President                 State Street Research               Boston, MA
Vice President                           Associate                      Investment Services, Inc.
                                         (Until 3/01)                   Sanford Bernstein                   New York, NY

Yalamanchili, Kishore K.                 None
Senior Vice President
(Vice President until 4/02)

                                       C-22

PRINCIPAL BUSINESS NAME                  CONNECTION                     ORGANIZATION                        ADDRESS OF ORGANIZATION
Yu, Mandy                                Vice President                 State Street Research               Boston, MA
Vice President                                                          Investment Services, Inc.

Zuger, Peter A.                          Vice President                 State Street Research               Boston, MA
Managing Director                                                       Equity Trust
(Senior Vice President until 4/02)       Vice President                 State Street Research               Boston, MA
                                                                        Securities Trust
Zhu, Kevin                               Vice President                 Zurich Scudder                      Boston, MA
Vice President                           (Until 6/01)                   Investments, Inc.

Item 27.  Principal Underwriters


            Inapplicable.


Item 28.  Location of Accounts and Records

            Douglas A. Romich
            State Street Research & Management Company
            One Financial Center
            Boston, MA  02111


Item 29.  Management Services

            Under a Shareholders' Administrative Services Agreement between the Registrant and State Street Research Investment Services, Inc. ("SSRISI"), SSRISI provides shareholders' administrative services, such as responding to inquiries and instructions from investors respecting the redemption of shares of the Registrant and received the amounts set forth below:

                    Year-end      Year-end       Year-end
                    12/31/00      12/31/01       12/31/02
                    --------      --------       --------
                    $7,236        $10,211        $8,324

Item 31.  Undertakings

            (a)         Inapplicable

            (b)         Inapplicable

            (c)         Deleted

                                   SIGNATURES

            Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 29th day of April, 2003.

                           STATE STREET RESEARCH EXCHANGE TRUST
                                   Registrant


                                                By /s/Francis J. McNamara, III
                                                ------------------------------
                                                   Francis J. McNamara, III
                                                   Secretary

                                                 1940 Act File No. 811-4256

---------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------


                                    FORM N-1A



                             REGISTRATION STATEMENT
                  UNDER THE INVESTMENT COMPANY ACT OF 1940              [ ]

                                Amendment No. 20                        [X]

                             --------------------

                    STATE STREET RESEARCH EXCHANGE TRUST
        (Exact Name of Registrant as Specified in Declaration of Trust)

                             --------------------

                                    EXHIBITS

                                INDEX TO EXHIBITS

      (1)(a) Amendment No. 2 to Master Trust Agreement, effective February 23, 1999

      (8)(d)    Amendment dated November 2, 1995 to Custodian Contract

      (11)      Consent of PricewaterhouseCoopers LLP

      (17)(b)   Code of Ethics (revised May 1, 2002)